3Q'24 FINANCIAL RESULTS October 16, 2024 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results and should be read in conjunction with the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. All comparisons are for the third quarter of 2024 compared to the third quarter of 2023, unless otherwise noted. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “confident,” “trajectory” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, including the timing for resolution and outcome of the litigation challenging the final rule, as well as changes to consumer behaviors in response to the final rule, if implemented, and the product, policy and pricing changes that have been or will be implemented to mitigate the impacts of the final rule; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.   For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the headings “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 8, 2024. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement, including the Business Trends and Outlook on slide 12 of this presentation, to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Disclaimers

3 15.04% NET INTEREST MARGIN compared to 15.36% 13.1% CET1 liquid assets of $19.7 billion, 16.5% of total assets SUMMARY FINANCIAL METRICS CAPITAL $1.94 DILUTED EPS compared to $1.48 31.2% EFFICIENCY RATIO compared to 33.2% 3Q'24 Financial Highlights $102.2 billion LOAN RECEIVABLES compared to $97.9 billion $82.3 billion DEPOSITS 84% of current funding 6.06% NET CHARGE-OFFS compared to 4.60% 70.4 million AVERAGE ACTIVE ACCOUNTS compared to 70.3 million $399 million CAPITAL RETURNED $300 million share repurchases

4 4% 6% $47.0 $45.0 3Q'23 3Q'24 Dual Card / Co-Brand BUSINESS EXPANSION CONSUMER PERFORMANCE (18)% (4)% New accounts Average balance per account (c) 5.7 4.7 3Q'23 3Q'24 (e) $669 $639 3Q'23 3Q'24 $1,369 $1,448 3Q'23 3Q'24 GROWTH METRICS (4)% —% Purchase volume Average active accounts $97.9 $102.2 3Q'23 3Q'24 70.3 70.4 3Q'23 3Q'24 Loan receivables $25.1 Dual Card / Co-Brand in millions $19.8 (2)%$19.5 $ billions $27.0 $ billions 3Q'24 Business Highlights 8% Purchase volume per account (a) (a) (d) (b)

Financial Results

Summary earnings statement

$ in millions, except per share statistics	3Q'24	3Q'23	B/(W) $	B/(W) %
Total interest income	$5,785	$5,354	*$431*	*8%*
Total interest expense	1,176	992	*(184)*	*(19)%*
Net interest income (NII)	**4,609**	**4,362**	***247***	***6%***
Retailer share arrangements (RSA)	(914)	(979)	*65*	*7%*
Provision for credit losses	1,597	1,488	*(109)*	*(7)%*
Other income	119	92	*27*	*29%*
Other expense	1,189	1,154	*(35)*	*(3)%*
Pre-tax earnings	**1,028**	**833**	***195***	***23%***
Provision for income taxes	239	205	*(34)*	*(17)%*
Net earnings	**789**	**628**	***161***	***26%***
Preferred dividends	21	10	*(11)*	*(52)%*
Net earnings available to common stockholders	**$768**	**$618**	***$150***	***24%***
Diluted earnings per share	**$1.94**	**$1.48**	***$0.46***	***31%***
Book value per share	**$37.92**	**$31.50**	***$6.42***	***20%***
Tangible book value per share*	**$32.68**	**$27.18**	***$5.50***	***20%***

3Q'24 Highlights

$789 million Net earnings, $1.94 Diluted EPS

- **Net interest income up 6%**
  - Interest and fees on loans up 7% driven primarily by growth in average loan receivables, the impact of our PPPC**, and lower payment rate, partially offset by higher reversals
  - Interest expense increase attributed to higher benchmark rates and higher interest-bearing liabilities
- **Retailer share arrangements decreased (7)%**
  - Decrease driven primarily by higher net charge-offs
- **Provision for credit losses up 7%**
  - Higher provision driven by higher net charge-offs partially offset by a lower reserve build
- **Total Other income up 29%**
  - Primarily driven by the impact of PPPC related fees partially offset by Pets Best disposition and venture investment gains and losses
- **Total Other expense up 3%**
  - Increase primarily driven by costs related to the Ally Lending acquisition, technology investments and preparatory expenses related to Late Fee rule change, partially offset by lower operational losses synchrony

**Tangible book value per share is a non-GAAP measure. See non-GAAP reconciliation in appendix.*
*** Product, Policy and Pricing Changes (or "PPPC")*

5

6 $14.0 $15.4 $31.6 $32.5 $26.7 $27.8 5% 10% 3% 4% 3% $18.9 $19.5 $6.5 $6.8 3Q'24 Platform Results Home & Auto Digital Diversified & Value Health & Wellness Lifestyle 3Q'23 3Q'24 V% $12.3 $11.4 (7)% 19.2 19.2 —% $1,367 $1,489 9% 3Q'23 3Q'24 V% $13.8 $13.4 (3)% 20.8 20.8 —% $1,530 $1,593 4% 3Q'23 3Q'24 V% $15.4 $15.0 (3)% 20.4 20.0 (2)% $1,168 $1,209 4% 3Q'23 3Q'24 V% $4.0 $3.9 (3)% 7.3 7.8 7% $844 $956 13% (a) Loan receivables Purchase volume Accounts Interest & fees on loans 3Q'23 3Q'24 V% $1.5 $1.4 (5)% 2.6 2.7 5% $249 $270 8%

7 $4,362 $4,609 $(979) $(914) $92 $119 Net interest income RSA Total other income 3Q'23 3Q'24 Net revenue $ in millions Net Revenue 15.1% 17.6% 16.3% 15.7% 3Q ‘15-’19 3Q'22 3Q'23 3Q'24 3Q'23 Net revenue $3,475 Interest and fees on loans 371 Interest on cash and debt securities 60 Total interest expense (184) Net interest income change $247 Retailer share arrangements 65 Total other income 27 3Q'24 Net revenue $3,814 3Q'24 Highlights (a) (b) Payment Rate Trends Net revenue $ in millions 10% $3,814 $3,475 • Net revenue increased $339 million, or 10% – Net interest income increased $247 million, or 6%, driven primarily by higher interest & fees on loans – Loan receivables yield of 21.54%, up 30 bps primarily driven by the impact of our PPPC and lower payment rate partially offset by higher reversals – Total interest-bearing liabilities cost of 4.78%, up 44 bps driven by higher benchmark rates – Retailer share arrangements decreased $65 million driven primarily by higher net charge-offs – Total Other income increase primarily driven by the impact of PPPC related fees partially offset by Pets Best disposition and venture investment gains and losses

8 B/(W) 3Q'23 3Q'24 V$ V% Employee costs $444 $464 $(20) (5)% Professional fees 219 231 (12) (5)% Marketing/BD 125 123 2 2% Information processing 177 203 (26) (15)% Other 189 168 21 11% Other expense $1,154 $1,189 $(35) (3)% Efficiency(a) 33.2% 31.2% 2.0 pts. Other Expense Other Expense $ in millions 3Q'24 Highlights $1,154 $1,189 3Q'23 3Q'24 3% • Total Other expense up 3% – Increase primarily driven by costs related to the Ally Lending acquisition, technology investments and preparatory expenses related to Late Fee rule change, partially offset by lower operational losses • Efficiency ratio 31.2% vs. 33.2% prior year – Decrease in ratio driven by higher revenue partially offset by higher expenses

9 Asset Quality Metrics Allowance for credit losses $ in millions, % of period-end loan receivables Net charge-offs $ in millions, annualized as a % of average loan receivables including held for sale 30+ days past due $ in millions, % of period-end loan receivables 90+ days past due $ in millions, % of period-end loan receivables 3.00% 3.48% 4.49% 4.75% 4.60% 5.58% 6.31% 6.42% 6.06% $635 $776 $1,006 $1,096 $1,116 $1,402 $1,585 $1,621 $1,553 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 1.43% 1.69% 1.87% 1.77% 2.06% 2.28% 2.42% 2.19% 2.33% $1,232 $1,562 $1,705 $1,677 $2,020 $2,353 $2,459 $2,244 $2,382 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 10.58% 10.30% 10.44% 10.34% 10.40% 10.26% 10.72% 10.74% 10.79% $9,102 $9,527 $9,517 $9,804 $10,176 $10,571 $10,905 $10,982 $11,029 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 3.28% 3.65% 3.81% 3.84% 4.40% 4.74% 4.74% 4.47% 4.78% $2,818 $3,377 $3,474 $3,641 $4,304 $4,885 $4,820 $4,574 $4,883 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 (a)(b)

Delinquency Trends

30+ days past due

% of period-end loan receivables (left axis); rate change versus prior year in basis points (right axis)



Basis point change versus prior year
5.0%
2.5%
0.0%
+112
+109
+93
+63
+38 bps
0 bps
4.40%
4.74%
4.74%
4.47%
4.78%
3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24

90+ days past due

% of period-end loan receivables (left axis); rate change versus prior year in basis points (right axis)



Basis point change versus prior year
2.5%
1.3%
0.0%
+63
+59
+55
+42
+27 bps
0 bps
2.06%
2.28%
2.42%
2.19%
2.33%
3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24
DQ % Rate
Y/Y Change

synchrony

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11 CET1% Walk Tier 1 Capital + Credit Loss Reserve Ratio* 12.8% 13.1% 3Q'23 3Q'24 Capital ratios Funding, Capital and Liquidity Funding sources $ in billions % 8% 8% CET1 Capital Ratio Tier 1 Capital Ratio Total Capital Ratio * The “Tier 1 Capital + Credit Loss Reserve Ratio” is the sum of our “Tier 1 Capital” and “Allowance for Credit Losses,” divided by our “Total Risk-Weighted Assets”. Tier 1 Capital and Risk-Weighted Assets are adjusted to reflect the fully phased-in impact of CECL. These adjusted metrics are non-GAAP measures, see non-GAAP reconciliation in appendix. $93.3 $97.9 $78.1 $82.3 $6.5 $8.0$8.7 $7.6 3Q'23 3Q'24 Unsecured Securitization Deposits Liquid assets $17.6 $19.7 Undrawn credit facilities 2.9 2.7 Total $20.5 $22.4 % of Total assets 18.2% 18.8% 13.6% 14.3% 3Q'23 3Q'24 15.7% 16.4% 3Q'23 3Q'24 (a) 22.9% 24.5% 3Q'23 3Q'24 (b) 84% 3Q'23 CET1% 12.8% Net Earnings 2.6% Risk Weighted Asset changes (0.4)% Common & Preferred dividends (0.5)% Share repurchases (1.2)% CECL transition provisions (0.5)% Other activity, net —% Pets Best disposition & Ally Lending acquisition 0.3% 3Q'24 CET1% 13.1%

12 Business Trends and Outlook Prior 2024 Outlook (assumed late fee rule implementation on October 1, 2024) $7.60 - $7.80 Current 2024 Outlook (assumes no late fee rule implementation in 2024) $8.45 - $8.55 Purchase volume • Lower in Q3 due to selective consumer spend and credit actions • Expect low single-digit percentage decline versus the prior year in Q4 Loan receivables • Continued payment rate moderation versus the prior year, partially offset by lower purchase volume • Expect low single-digit percentage growth versus the prior year Net revenue • Assume no late fee rule implementation in 2024, with partial offset in RSA • Expect flat net interest income dollars sequentially in Q4 • Expect other income to remain stable near Q3 level • Expect RSA to decline sequentially due to seasonal increase in net charge-offs Other expense • Expect seasonal sequential dollar increase in Q4 Credit • Year-over-year growth of delinquencies continued to slow in Q3 • Expect 2H NCO rate to be below 1H, with delinquencies following seasonality in Q4 • Expect year end reserve coverage ratio to be generally in line with Q4 2023

13 Footnotes All amounts and metrics included in this presentation are as of, or for the three months ended, September 30, 2024, unless otherwise stated. 3Q'24 Business Highlights a. Dual Card / Co-Brand metrics are consumer only and include in-partner and out-of-partner activity. b. Average active accounts are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. c. New accounts represent accounts that were approved in the respective period, in millions. d. Purchase volume per account is calculated as total Purchase volume divided by Average active accounts, in $. e. Average balance per account is calculated as the Average loan receivables divided by Average active accounts, in $. Platform Results a. Accounts represent Average active accounts in millions. Loan receivables $ in billions, Purchase volume $ in billions and Interest and fees on loans $ in millions. Net Revenue a. Payment rate is calculated as customer payments divided by beginning of period loan receivables. b. Historical payment rate excludes portfolios sold in 2019 and 2022. Other Expense a. Efficiency ratio is calculated as Total Other expense divided by sum of Net interest income plus Other income less Retailer share arrangements. Asset Quality Metrics a. Allowance for credit losses reflects the adoption of ASU 2022-22, “Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures” on January 1, 2023, which included a $294 million reduction to the allowance for credit losses upon adoption. b. Allowance for credit losses includes impact of Ally Lending acquisition beginning in 1Q’24. Funding, Capital and Liquidity a. Excludes uncommitted credit facilities and available borrowing capacity related to unencumbered assets. b. Capital ratios reflect the phase-in of an estimate of CECL’s effect on regulatory capital over a three-year transitional period beginning in the first quarter of 2022, with effects fully phased-in beginning in the first quarter of 2025. CET1, Tier 1, and Total Capital Ratio are presented on a Transition basis and capital ratios for 2024 and 2023 reflect 75% and 50%, respectively, of the phase-in of CECL effects.

15 Notable Other Expense Items The following table sets forth notable items incurred during the quarter included in Total Other expense. Quarter Ended September 30, 2024 Preparatory expenses related to Late Fee rule change $11 Total $11 $ in millions

16 Non-GAAP Reconciliation* The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. $ in millions At September 30 2023 2024 Tier 1 Capital $ 13,383 $ 14,723 Less: CECL transition adjustment (1,146) (573) Tier 1 capital (CECL fully phased-in) $ 12,237 $ 14,150 Add: Allowance for credit losses 10,176 11,029 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses $ 22,413 $ 25,179 Risk-weighted assets $ 98,451 $ 103,103 Less: CECL transition adjustment (580) (290) Risk-weighted assets (CECL fully phased-in) $ 97,871 $ 102,813 * Amounts at September 30, 2024 are preliminary and therefore subject to change.

17 Non-GAAP Reconciliation (Continued) The following table sets forth a reconciliation between GAAP results and non-GAAP adjusted results. At September 30 2023 2024 Tangible book value per share: Book value per share $31.50 $37.92 Less: Goodwill (2.67) (3.27) Less: Intangible assets, net (1.65) (1.97) Tangible book value per share $27.18 $32.68